EXHIBIT 23.3


PEACH GODDARD
CHARTERED ACCOUNTANTS



August 24, 2002


Old Goat Enterprises Inc.
Burnaby, B.C., Canada

This letter will acknowledge my agreement to include or refer to the financial statements as of April 30, 2002, which I have audited, in the filing Form SB-2 with the Securities and Exchange Commission.

Yours truly,

/s/ Jim Peach
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Jim Peach C.A.











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                              Telephone: (604) 931-1207Facsimile: (604) 931-1208